Exhibit 99.1

Chromocell Announces Stock Repurchase Plan

FREEHOLD, N.J., August 7, 2024 (GLOBE NEWSWIRE) -- Chromocell Therapeutics Corporation (“Chromocell”, or the “Company”), (NYSE American: CHRO), a pioneer in the development of non-opioid pain treatment therapeutics, today announced that its board of directors (the “Board of Directors”) has authorized a stock repurchase plan (the “Repurchase Plan”) of up to $250,000 of Chromocell’s common stock (“Common Stock”), which represents approximately 23% of the non-affiliate float based on the closing price of the Company’s Common Stock as of August 6, 2024. The Repurchase Plan does not obligate the Company to acquire any particular amount of Common Stock, and it may be modified, extended or terminated by the Board of Directors at any time.

“While we remain focused on allocating the majority of our capital to our clinical and pre-clinical programs, we firmly believe that our stock price does not reflect the progress we are making in developing drugs to treat neuropathic and chronic pain,” said Frank Knuettel, Chief Executive Officer and President. “As such, we believe that the Company’s stock is currently an attractive investment for the Company, and that repurchasing our Common stock may enhance stockholder value. We expect to make announcements in the coming months that we believe will support our efforts in developing drugs to treat neuropathic and chronic pain and are actively mining our intellectual property for additional drugs to treat these and other types of pain, either independently or with partners.”

Under the Repurchase Plan, the Company may repurchase shares of Common Stock from time to time in open market transactions or in privately negotiated transactions as permitted under the applicable rules and regulations. Open market purchases are intended to be conducted in accordance with the limitations set forth in Rule 10b-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable legal requirements. The timing, volume and nature of such purchases will be determined at the sole discretion of the Company’s management at prices the Company considers attractive and in the best interests of the Company and its stockholders, subject to the availability of stock, general market conditions, trading price, the Company’s financial performance, and applicable securities laws. No assurance can be given that any amount of Common Stock will be repurchased. All or some portion of the repurchases will be made pursuant to trading plans under Rule 10b5-1 under the Exchange Act, which will permit shares to be repurchased when the Company might otherwise be precluded from doing so because of self-imposed trading blackout periods or other regulatory restrictions.

About Chromocell

Chromocell Therapeutics Corporation is a clinical-stage biotechnology company focused on developing and commercializing novel, non-opioid, non-addictive therapeutics to alleviate pain and other associated medical conditions. The Company’s initial clinical focus is to selectively target the sodium ion-channel known as NaV1.7 for the treatment of various types of chronic neuropathic pain and acute and chronic eye pain. The Company’s portfolio also includes pre-clinical work on other sodium channel receptor subtypes, and the Company intends to explore these and other compounds for the treatment of additional pain indications. For company updates and to learn more about Chromocell, visit www.chromocell.com or follow us on social media.

Forward-Looking Statements

This press release contains forward-looking statements regarding the Company’s current expectations. These forward-looking statements include, without limitation, references to the Company’s expectations regarding (i) the amount of shares of Common Stock to be repurchased under the Repurchase Plan, if any, (ii) the Company’s belief that the trading price of its Common Stock does not reflect its clinical progress, (iii) the Company’s plans and ability to successfully develop and commercialize compounds, (iv) the Company’s belief that its portfolio of therapeutics will be suitable for neuropathic and chronic pain, (v) the Company’s plan and ability to successfully develop its intellectual properly independently or with partners, (vi) the Company’s ability to conduct repurchases in accordance with applicable laws and regulations, (vii) our ability to enhance stockholder value and (viii) the impact of laws and regulations. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ materially from those set forth in such forward-looking statements include, but are not limited to, risks and uncertainties related to (i) the Company expending its limited resources to pursue a compound or indication and failing to capitalize on different compounds or indications that may be more profitable or for which there is a greater likelihood of success and the Company potentially not being successful in discovering, developing and commercializing additional compounds, (ii) the Company needing to establish its market development capabilities to commercialize its products with the failure to do so potentially resulting in an inability to generate any revenue, (iii) there being no guarantee that the trading price of the Company’s Common Stock will be indicative of the Company’s clinical progress, and (iv) the Company’s ability to successfully develop its intellectual property and portfolio. These and other risks and uncertainties are described more fully in in our filings with the U.S. Securities and Exchange Commission. The information in this press release is provided only as of the date of this press release, and we undertake no obligation to update any forward-looking statements contained in this press release based on new information, future events, or otherwise, except as required by law.

For Investor Inquiries:

Mike Moyer

Managing Director, LifeSci Advisors, LLC

mmoyer@lifesciadvisors.com